Exhibit 5.2

November 24, 2008

Universal Corporation,

    1501 N. Hamilton Street,

Richmond, Virginia 23230.

Dear Sirs:

In connection with the registration under the Securities Act of 1933 (the “Act”) of unspecified aggregate amounts of senior and subordinated debt securities (the “Indenture Securities”), shares of common stock (the “Common Stock”), shares of preferred stock (the “Preferred Stock”), warrants, purchase contracts, and units composed of the foregoing (collectively, the “Securities”) of Universal Corporation, a Virginia corporation (the “Company”), I, as General Counsel and Secretary of the Company, have examined such corporate records, certificates and other documents, and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

(1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with full corporate power and authority to issue and sell the Securities as contemplated in the registration statement relating to the Securities (the “Registration Statement”);

Universal Corporation

(2) the Indenture, dated as of February 1, 1991 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank), as trustee (the “Indenture”), has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939;

(3) when the Registration Statement has become effective under the Act, the terms of a particular Indenture Security and of its issuance and sale have been duly established in conformity with the Indenture under which it is to be issued so as not to violate any applicable law or result in a default under, or breach, of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Indenture Security has been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated by the Registration Statement, such Indenture Security will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

Universal Corporation

(4) when the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Amended and Restated Articles of Incorporation, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable; and

(5) when the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Articles of Incorporation so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the Commonwealth of Virginia, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

Universal Corporation

I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption that I have not independently verified.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the Prospectus.

Very truly yours,

/s/ Preston D. Wigner
Preston D. Wigner